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                                                                  EXHIBIT 10.21

                                          *** TEXT OMITTED AND FILED SEPARATELY
                                               CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4)
                                                            200.83 AND 230.406.

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT, dated as of April 30, 1998 (the "Effective Date") is made by and between RAJYABIOTICS, a corporation organized under the laws of the State of California (the "Company"), and SAN DIEGO STATE UNIVERSITY FOUNDATION, a not-for-profit research institution organized under the laws of the State of California (the "Foundation").

         WHEREAS, the Foundation possesses proprietary methods of identifying genes and protein products and possesses proprietary genes and protein products covered by certain patent rights;

         WHEREAS, the Company is engaged in the discovery, development and commercialization of chemical compounds for therapeutic applications; and

         WHEREAS, the Foundation wishes to grant to the Company, and the Company wishes to obtain from the Foundation, an exclusive license under certain patent rights held by the Foundation on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "AFFILIATE" means any corporation or other entity which controls, is controlled by, or is under common control with, a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than 50% of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

         1.2 "CONFIDENTIAL INFORMATION" means any confidential information, including information related to the Licensed Technology, and any other information relating to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

         1.3 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

         1.4 "DRUG TARGET" means a defined physical chemical entity that is a gene or protein that can be inhibited by a therapeutic agent, which is discovered or developed by the Company through the use of any invention within the scope of any Valid Claim.

                                      1.

         1.5  "FDA" means the United States Food and Drug Administration.

         1.6 "FUTURE INVENTIONS" means all inventions related to the identification of gene or protein products, or to the use of gene or protein targets, in the discovery of new pharmaceuticals or diagnostics, which are conceived of or reduced to practice in Dr. Judith Zyskind's laboratory at the University after the Effective Date, and which the Company believes are relevant to its commercial interests, and until (a) the effective date of [... *** ...], or (b) the [... *** ...] of the effective date of [... *** ...].

         1.7 "KNOW-HOW" means all know-how, trade secrets, inventions, data, processes, procedures, devices, methods, formulas, protocols and information, whether or not patentable, which are not covered by the Patent Rights, but which are necessary or useful for the commercial exploitation of the Patent Rights and which are owned by or under the Control of the Foundation as of the Effective Date.

         1.8 "LEAD COMPOUND" means a potential therapeutic agent discovered or developed by the Company through the use of any invention within the scope of any Valid Claim.

         1.9  "LICENSED TECHNOLOGY" means the Patent Rights and the Know-How.

         1.10 "PATENT RIGHTS" means the information, inventions and/or discoveries covered by the patents applications owned by or under the Control of the Foundation as of the Effective Date and listed in Exhibit A hereto, including, without limitation, all substitutions, continuations, continuations-in-part, divisions, reissues and extensions thereof, together with any foreign counterparts thereof and any and all patents issuing thereon.

         1.11 "TERM" shall have the meaning set forth in Section 8.1.

         1.12 "THIRD PARTY" means any entity other than the Company or the Foundation or an Affiliate of the Company or the Foundation.

         1.13 "UNIVERSITY" means San Diego State University.

         1.14 "VALID CLAIM" means a claim of an issued patent covered by the Patent Rights or any Future Inventions, which claim has not lapsed, been canceled or become abandoned and has not been declared invalid by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

                                             *CONFIDENTIAL TREATMENT REQUESTED
                                      2.


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                                    ARTICLE 2

                                GRANT OF LICENSE

         2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement and during the Term, the Foundation hereby grants to the Company an exclusive, worldwide license, including the right to grant unlimited sublicenses, to practice the Licensed Technology to develop, make, have made, use, have used, offer for sale, sell and import products and processes, the manufacture, use or sale of which is covered by the Patent Rights or which otherwise uses or incorporates the Know-How.

         2.2 SUBLICENSES. The Company shall have the unlimited right to sublicense or assign the rights granted to it by the Foundation hereunder. The Company shall notify any sublicensee hereunder of all rights and obligations of the Company under this Agreement which are sublicensed to such sublicensee. The Company shall notify the Foundation of any sublicense to the Licensed Technology granted hereunder.

         2.3 FUTURE INVENTIONS.

                  (a) The Foundation will promptly notify the Company of any and all Future Inventions. The Company shall notify the Foundation in writing of its belief that a Future Invention is relevant to its commercial interests within [... *** ...] following receipt of written notice of such Future Invention.

                  (b) The Foundation hereby grants to the Company an exclusive, worldwide license, including the unlimited right to grant sublicenses, to use and practice any and all Future Inventions. The Foundation and the University will take all actions necessary or appropriate to effect such license. The term of the license for each Future Invention shall begin on the Effective Date and shall end on the expiration of the last to expire issued patent for such Future Invention or, if no patent issues under such Future Invention, 15 years after receipt by the Company of such Future Invention.

                                    ARTICLE 3
                   LICENSE FEE; ROYALTIES; MILESTONE PAYMENTS

         3.1 LICENSE FEE. Upon the closing of the Company's first preferred stock financing, the Company agrees to pay the Foundation a one-time, non-refundable license fee of (a) a number of shares of Common Stock of the Company equal to [... *** ...] % of the outstanding shares of Common Stock of the Company immediately prior to the closing of the Company's first preferred stock financing, and (b) $[... *** ...] in cash.

         3.2 ROYALTIES.

                  (a) The Company will pay the Foundation a royalty equal to [... *** ...]% of up-front fees, royalties and milestone payments received by the Company or any of its Affiliates from any Third Party for the license of any FDA-approved new chemical entity discovered or developed by the Company through the use of any invention within the scope of any Valid Claim; provided

                                             *CONFIDENTIAL TREATMENT REQUESTED
                                      3.


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that total royalties payable by the Company on royalties received with respect to such new chemical entity from all parties (including royalties payable to the Foundation) do not exceed [... *** ...]%. If total royalties payable by the Company on royalties received with respect to such new chemical entity from all parties (including royalties payable to the Foundation) exceed [... *** ...]%, then the royalty payable to the Foundation under this Section 3.2(a) will be reduced on a pro-rata basis with royalties owed by the Company to all other parties so that the total royalties payable by the Company equal [... *** ...]%; PROVIDED, HOWEVER, that in no event will the royalty payable to the Foundation with respect to such new chemical entity be reduced to an amount less than [... *** ...]%.

                  (b) The Company will pay the Foundation a royalty equal to [... *** ...]% of up-front fees, royalties and milestone payments received by the Company or any of its Affiliates from any Third Party for the sale of a Lead Compound; provided that the total royalty payable to the Foundation under this Section 3.2(b) with respect to amounts received for the sale of all such Lead Compounds will not exceed $[... *** ...].

                  (c) The Company will pay the Foundation a royalty equal to [... *** ...]% of up-front fees, royalties and milestone payments received by the Company or any of its Affiliates from any Third Party for the sale of a Drug Target; provided that the total royalty payable to the Foundation under this Section 3.2(c) with respect to amounts received for the sale of all such Drug Targets will not exceed $[... *** ...].

                  (d) The Company will make royalty payments under this
Section 3.2 until expiration of the applicable patent included in the Patent Rights. Royalties will be payable by the Company under this Section 3.2 regardless of whether the applicable up-front fees, royalties and milestone payments are received before or after such patent issues. In the event that no patent included in the Patent Rights issues, no royalties will be payable by the Company.

                  (e) Notwithstanding the foregoing, no royalties will be payable to the Foundation on any amounts received by the Company for data, research and development partnerships, equity investments at fair market value or pre-commercialization consultation.

         3.3 MILESTONE PAYMENTS. The Company agrees to make a one-time payment to the Foundation of $[... *** ...] in cash within 10 days following [... *** ...].

                                    ARTICLE 4
                            PAYMENTS; RECORDS; AUDITS

         4.1 PAYMENT; REPORTS. Royalty payments shall be calculated and reported for each calendar quarter. All royalty payments due to the Foundation under this Agreement shall be paid within 60 days of the end of each calendar quarter, unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, the

                                             *CONFIDENTIAL TREATMENT REQUESTED
                                      4.


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royalties payable in U.S. dollars, the method used to calculate the royalty and the exchange rates used.

         4.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. All payments hereunder shall be payable in U.S. dollars. With respect to each quarter, for countries other than the United States, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal on the last business day of the applicable reporting period. All payments owed under this Agreement shall be made by wire transfer, unless otherwise specified by the Foundation.

         4.3 RECORDS AND AUDITS. During the Term and for a period of five years thereafter, the Company shall keep complete and accurate records in sufficient detail to permit the Foundation to confirm the accuracy of all payments due hereunder. The Foundation shall have the right to cause an independent, certified public accountant reasonably acceptable to the Company to audit such records to confirm royalty payments for the preceding year. Such audits may be exercised during normal business hours no more than once in any 12-month period upon at least 30 working days' prior written notice to the Company. The Foundation shall bear the full cost of such audit unless such audit discloses an underpayment by more than 5% of the amount due under this Agreement. In such case, the Company shall bear the full cost of such audit.

         4.4 TAXES. All turnover and other taxes levied on account of the royalties and other payments accruing to the Foundation under this Agreement shall be paid by the Foundation for its own account, including taxes levied thereon as income to the Foundation. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty or other payment made by the Company to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to the Foundation. Each party agrees to assist the other party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

         4.5 PROHIBITED PAYMENTS. Notwithstanding any other provision of this Agreement, if the Company is prevented from paying any such royalty by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty may be paid by depositing funds in the currency in which accrued to the Foundation's account in a bank acceptable to the Foundation in the country whose currency is involved.

                                    ARTICLE 5
                                 CONFIDENTIALITY

         5.1 CONFIDENTIALITY OBLIGATION. During the Term and for a period of five years thereafter, each party hereto will maintain in confidence all Confidential Information disclosed to it by the other party hereto. Neither party will use, disclose or grant use of such Confidential Information of the other party, except as expressly authorized by this Agreement. Each party may disclose to its employees, agents and consultants Confidential Information of the other party to accomplish the purposes of this Agreement and will obtain prior agreement from such employees, agents and consultants to whom disclosure is to be made to hold in confidence and

                                      5.

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not make use of such information for any purposes other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect its own trade secrets or proprietary information to ensure that such employees, agents and consultants do not disclose or make any unauthorized use of such Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of Confidential Information.

         5.2 EXCEPTIONS. The obligations of confidentiality contained in
Section 5.1 will not apply to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure by the other party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

                  (d) was disclosed to the receiving party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the other party not to disclose such information to others.

         5.3 AUTHORIZED DISCLOSURE. Each party may disclose the Confidential Information to the extent such disclosure is reasonably necessary to file or prosecute patent applications, to prosecute or defend litigation or to comply with applicable governmental regulations; PROVIDED, HOWEVER, that if such party is required to make any such disclosure of Confidential Information it will to the extent practicable give reasonable advance notice to the other party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information required to be disclosed.

         5.4 PUBLICATION. During the Term, the Foundation and the Company each acknowledge the other party's interest in publishing certain of its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and maintaining as confidential any non-patentable methods which would have commercial value when undisclosed. Consequently, either party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to the Licensed Technology (the "Publishing Party") shall transmit to the other party (the "Reviewing Party") a copy of the proposed written publication at least 60 days prior to submission for publication, or an outline of such oral disclosure at least 30 days prior to presentation. The Reviewing Party shall have the right (a) to propose modifications to the publication for patent protection of trade secret or other reasons and (b) to request a delay in publication in order to protect patentable information. If the Reviewing Party requests such a delay, the Publishing

                                      6.

Party shall delay submission or presentation of the publication for a period of 90 days to enable patent applications protecting each party's rights in such information to be filed. If the Reviewing Party reasonably claims that such information, whether or not patentable, may have significant commercial value and can be maintained as a trade secret, the Publishing Party shall publish or disclose only such information which would not adversely affect such commercial value. Upon the expiration of 60 days or 30 days from transmission to the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the presentation, respectively, unless the Reviewing Party has requested the delay described above. Notwithstanding the foregoing, the Foundation hereby agrees that it will not publish Allyn Forsyth's thesis until patents have issued worldwide on all patent applications within the Patent Rights.

                                    ARTICLE 6
                          INTELLECTUAL PROPERTY RIGHTS

         6.1 OWNERSHIP. Ownership of inventions shall be determined in accordance with the rules of inventorship under United States patent law. The Company shall have sole ownership of all inventions, discoveries, developments and improvements conceived of and reduced to practice solely by its employees or agents, and all patent applications and patents claiming such inventions, discoveries, developments and improvements. The Foundation shall have sole ownership of all Licensed Technology and all inventions, discoveries, developments and improvements conceived of and reduced to practice solely by its employees and agents, and all patent applications and patents claiming such inventions, discoveries, developments and improvements. All inventions conceived of and reduced to practice jointly by employees or agents of the Company and employees or agents of the Foundation, and all patent applications and patents claiming such inventions, discoveries, developments and improvements, shall be owned jointly by the Company and the Foundation.

         6.2 APPLICATION, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS. From and after the Effective Date, the Company shall, at its expense, be responsible for filing, prosecuting and maintaining patents and/or patent applications worldwide for those inventions covered by the Patent Rights or any Future Inventions. The Company will keep the Foundation advised of the status of the filing, prosecution and maintenance of the Patent Rights and/or any Future Inventions and will provide to the Foundation copies of official actions, amendments and responses with respect to such filing, prosecution and maintenance. In the event that the Company desires to abandon any Patent Rights or Future Inventions, or if the Company later declines responsibility for any Patent Rights or Future Inventions, the Company shall provide reasonable prior written notice to the Foundation of such intention to abandon or decline responsibility, and the Foundation shall have the right, at its expense, to file, prosecute, and maintain such Patent Rights or Future Inventions.

         6.3 INFRINGEMENT BY THIRD PARTIES. The Company and the Foundation shall promptly notify the other in writing of any alleged or threatened infringement of any patent or patent application covered by the Patent Rights or any Future Inventions of which they become aware. Both parties shall use their best efforts in cooperating with each other to terminate such

                                      7.

infringement without litigation. The Company shall have the first right to bring and control any action or proceeding with respect to such infringement, at its own expense and by counsel of its own choice, and the Foundation shall have the right, at its own expense, to participate in such action by counsel of its own choice if there are claims or defenses which are not shared with the Company, or if the Company fails to prosecute or raise claims or defenses that are shared by the Company and the Foundation. If the Company fails to bring an action or proceeding within (a) 90 days following the notice of alleged infringement or (b) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, the Foundation shall have the right to bring and control any such action, at its own expense and by counsel of its own choice, and the Company shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In the event a party brings an infringement action, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. Neither party shall have the right to settle any patent infringement litigation under this Section 6.3 in a manner that diminishes the rights or interests of the other party without the consent of such other party. Except as otherwise agreed to by the parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of the Company and the Foundation, shall belong to the party who brought the action.

         6.4 INFRINGEMENT OF THIRD PARTY RIGHTS. The Company and the Foundation shall promptly notify the other in writing of any allegation by a Third Party that the exercise of the rights granted to the Company under this Agreement infringes or may infringe the intellectual property rights of such Third Party. The Company shall have the first right to control any defense of such claim, at its own expense and by counsel of its own choice, and the Foundation shall have the right, at its own expense, to participate in such action by counsel of its own choice if there are counterclaims or defenses which are not shared with the Company, or if the Company fails to prosecute or raise counterclaims or defenses that are shared by the Company and the Foundation. If the Company fails to proceed in a timely fashion with regard to such defense, the Foundation shall have the right to control any such defense of such claim at its own expense and by counsel of its own choice, and the Company shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither party shall have the right to settle any patent infringement litigation under this Section 6.4 in a manner that diminishes the rights or interests of the other party or obligates the other party to make any payment or take any action without the consent of such other party.

                                    ARTICLE 7
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         7.1 CORPORATE POWER. Each party hereby represents and warrants that it is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         7.2 DUE AUTHORIZATION. Each party hereby represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                                      8.

         7.3 BINDING AGREEMENT. Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

         7.4 OWNERSHIP OF PATENT RIGHTS. The Foundation represents and warrants that (a) it is the sole owner of all right, title and interest in and to the Patent Rights, (b) it has not granted any license under the Patent Rights to any Third Party and is under no obligation to grant any such license except to the Company, and (c) there are no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral or implied, regarding the Patent Rights which are inconsistent or in conflict with this Agreement.

         7.5 PATENT PROCEEDINGS. The Foundation represents and warrants that, to the best of its knowledge, no patent application within the Patent Rights is the subject of any pending interference, opposition, cancellation or other protest proceeding.

         7.6 DUE DILIGENCE. The Company agrees to use commercially reasonable efforts to commercialize the Licensed Technology. If the Foundation believes that the Company is not pursuing this objective, then the Foundation may seek resolution according to Article 9 of this Agreement.

         7.7 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         7.8 INDEMNIFICATION BY THE COMPANY. The Company hereby agrees to save, defend and hold harmless the Foundation and its trustees, officers, employees, students and agents from and against any and all suits, claims, actions demands, liabilities, expenses and losses, including reasonable legal expense and attorneys' fees ("Losses"), arising directly or indirectly the breach of any representation or warranty made by the Company hereunder or out of the practice by the Company of the license granted hereunder, except to the extent such Losses result from the negligence or the willful misconduct of the Foundation. In the event the Foundation seeks indemnification under this Section 7.8, the Foundation shall inform the Company of a claim as soon as reasonably practicable after the Foundation receives notice of the claim, shall permit the Company to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Company) in the defense of the claim.

         7.9 INDEMNIFICATION BY THE FOUNDATION. The Foundation hereby agrees to save, defend and hold harmless the Company from and against any and all Losses arising directly or indirectly out of the breach of any representation or warranty made by the Foundation hereunder,

                                      9.

except to the extent such Losses result from the negligence or the willful misconduct of the Company. In the event the Company seeks indemnification under this Section 7.9, the Company shall inform the Foundation of a claim as soon as reasonably practicable after the Company receives notice of the claim, shall permit the Foundation to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Foundation) in the defense of the claim.

                                    ARTICLE 8
                                TERM; TERMINATION

         8.1 TERM. The term of this Agreement (the "Term") shall begin on the Effective Date and shall end on the expiration of the last to expire of the issued patents under the Licensed Technology or, if no patent issues under the Licensed Technology, 15 years after the Effective Date, unless terminated earlier in accordance with the terms of this Agreement. Following the expiration of this Agreement in accordance with this Section 8.1, the Company shall have a license on the same terms as set forth in Section 2.1, except that the license shall be a non-exclusive, fully-paid, irrevocable license.

         8.2 TERMINATION. Either party may terminate this Agreement prior to the expiration of the Term upon the occurrence of any of the following:

                  (a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

                  (b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within 60 days after written notice thereof by the other party.

         8.3 EFFECT OF TERMINATION. Upon any termination of this Agreement by the Foundation pursuant to Section 8.2, all rights to the Licensed Technology will revert to the Foundation. Upon any termination of this Agreement by the Company pursuant to Section 8.2, the license granted under Section 2.1 shall remain in effect so long as the Company does not breach its obligations to the Foundation under this Agreement. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 2.3, 4.3, 6.1, 7.7, 7.8, 7.9 and 8.3 and Articles 5, 9 and 10 shall survive termination or expiration of this Agreement.

                                    ARTICLE 9
                               DISPUTE RESOLUTION

         9.1 DISPUTES. The parties recognize that disputes as to certain matters may from time to time arise which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of such disputes in an expedient

                                      10.

manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this
Article 9 if and when such a dispute arises between the parties.

         9.2 PROCEDURE. If a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within 30 days of a written request by either party to the other, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association ("AAA") relating to voluntary arbitrations in San Diego, California. The arbitration shall be conducted by one arbitrator, who is knowledgeable in the subject matter at issue in the dispute and who will be selected by mutual agreement of the parties or, failing such agreement, shall be selected in accordance with the AAA rules. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 RIGHTS OF U.S. GOVERNMENT. The U.S. Government shall have a worldwide, non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the Licensed Technology.

         10.2 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

         10.3 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either party without the written consent of the other party; PROVIDED, HOWEVER, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder (a) in connection with the transfer or sale of all or substantially all of its business, if such assets include substantially all of the assets relating to its performance of its respective obligations hereunder, (b) to an Affiliate or (c) in the event of its merger or consolidation with another company at any time during the term of this Agreement. Any purported assignment in

                                      11.

violation of this Section 10.3 shall be void. The rights and obligations of the parties under this Agreement will be binding upon the heirs, successors and permitted assigns of the parties.

         10.4 PUBLICITY. The parties agree that neither party will originate any press release or other public announcement, written or oral, or otherwise make any disclosure relating to the existence or terms of or performance under this Agreement without the prior written approval of the other party, except as may otherwise be required by law.

         10.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.6 NOTICES. Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in writing and delivered personally or sent by United States mail, registered or certified, postage paid, by overnight delivery service such as FedEx or UPS or by facsimile, with confirmation of receipt, addressed as follows:

         IF TO THE COMPANY:        RAJYABIOTICS
                                   8415 La Jolla Scenic Drive
                                   San Diego, CA  92037
                                   Attn: Judith W. Zyskind, Ph.D.
                                   Phone No. (619) 594-6597
                                   Fax No. (619) 594-0355

         IF TO THE FOUNDATION:     SAN DIEGO STATE UNIVERSITY FOUNDATION
                                   5250 Campanile Drive
                                   San Diego, CA 92182-1934
                                   Attn: Frank J. DiSanto, Director
                                         Grants and Contracts Administration
                                   Phone No. (619) 594-1052
                                   Fax No. (619) 594-4950

         Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

         10.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its choice of law provisions, and any applicable laws of the United States.

         10.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject matter of this Agreement, and supersedes and terminates all prior agreements and understanding between the parties with respect to the subject matter of this Agreement. There are no covenants, promises, agreements, warranties, representations

                                      12.

conditions or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

         10.9 HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

         10.10 INDEPENDENT CONTRACTORS. It is expressly agreed that the Foundation and the Company shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency of any kind. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other party.

         10.11 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same rights or remedies or of any other of such party's rights or remedies provided in this Agreement.

         10.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      13.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

RAJYABIOTICS

By: /s/ Judith Zyskind
   -------------------------------------------------

Name: Judith W. Zyskind
     -----------------------------------------------

Title: President
      ----------------------------------------------

SAN DIEGO STATE UNIVERSITY FOUNDATION

By: /s/ Frank J. DiSanto
   -------------------------------------------------

Name: Frank J. DiSanto
     -----------------------------------------------

Title: Director, Grants & Contracts
      ----------------------------------------------

THE UNDERSIGNED ACKNOWLEDGES AND AGREES TO THE PROVISIONS
OF SECTION 2.3 OF THIS AGREEMENT:

SAN DIEGO STATE UNIVERSITY

By: /s/ James W. Cobble
   -------------------------------------------------

Name: James W. Cobble
     -----------------------------------------------

Title: Dean of the Graduate Division and Vice
       President for Research
      ----------------------------------------------

                               LICENSE AGREEMENT

                                    EXHIBIT A

                                  PATENT RIGHTS

All subject matter disclosed and/or claimed in U.S. Patent Application No. [... *** ...] filed [... *** ...], entitled [... *** ...].



                                           *CONFIDENTIAL TREATMENT REQUESTED